                                                                  Exhibit 99.3


                          INDEPENDENT AUDITORS' REPORT








Board of Directors and Stockholders
Foilmark, Inc. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Foilmark, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Foilmark, Inc. and subsidiaries, at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.




                                                                  /S/   KPMG LLP

Melville, New York
February 19, 1999

                         FOILMARK, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 1998 and 1997

ASSETS                                                                                1998            1997
------                                                                                ----            ----
Current assets:
    Cash (note 8)                                                              $   470,894   $   795,837
    Accounts receivable - trade (less allowance for doubtful
       accounts of  $146,000 and $348,000 in 1998 and 1997)                      4,896,086     4,807,705
    Inventories                                                                  8,134,490     7,884,701
    Other current assets                                                           748,610       211,943
    Deferred acquisition costs                                                     261,482          --
    Income taxes receivable                                                         50,872     1,327,421
    Deferred income taxes                                                          718,602     1,221,135
    Current assets of discontinued operations                                         --         977,138
                                                                               -----------   -----------
        Total current assets                                                    15,281,036    17,225,880

Property, plant and equipment, net                                               9,088,889     9,150,509
Bond and mortgage financing costs (net of accumulated amortization
   of  $156,975 and $98,010 in 1998 and 1997, respectively)                        364,226       369,295
Intangible assets, net                                                           4,262,331     4,520,581
Other assets                                                                        78,432        75,967
Notes receivable                                                                   745,958       739,818
                                                                               -----------   -----------
                                                                               $29,820,872   $32,082,050
                                                                               -----------   -----------
                                                                               -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current installments of notes payable - stockholders                       $   119,827   $   112,922
    Current installments of other long-term debt                                   428,792       501,220
    Accounts payable                                                             2,432,045     2,936,885
    Accrued expenses                                                             1,507,514       439,759
    Customer deposits                                                              167,817       207,311
    Current liabilities of discontinued operations                                    --       1,270,450
                                                                               -----------   -----------
        Total current liabilities                                                4,655,995     5,468,547

Long-term debt:
     Notes payable to stockholders, net of current installments
                                                                                   534,605       654,431
     Other long-term debt, net of current installments
                                                                                 8,571,066    10,095,806
                                                                               -----------   -----------
                                                                                 9,105,671    10,750,237

Deferred income taxes                                                              693,560       884,773
Commitments and contingencies (notes 14 and 18)

Stockholders' equity:
 Preferred stock ($.01 par value; 500,000                                               --            --
    shares authorized; 0 shares issued
    and outstanding in 1998 and 1997)
 Common stock ($.01 par value; 10,000,000 shares authorized; 4,179,601 and
    4,167,355, shares issued and outstanding in 1998 and 1997, respectively)        41,796        41,673
 Additional paid-in capital                                                     13,434,445    13,404,157
 Retained earnings                                                               1,889,405     1,532,663
                                                                               -----------   -----------
       Total stockholders' equity                                               15,365,646    14,978,493
                                                                               -----------   -----------
                                                                               $29,820,872   $32,082,050
                                                                               -----------   -----------
                                                                               -----------   -----------

See accompanying notes to consolidated financial statements

                         FOILMARK, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                  Years ended December 31, 1998, 1997 and 1996


                                                                                 1998            1997           1996
                                                                                 ----            ----           ----

Net sales                                                                    $ 30,886,135    $ 33,379,482    $ 29,692,240
Cost of sales                                                                  21,839,367      23,779,459      22,010,754
                                                                             ------------    ------------    ------------

Gross profit                                                                    9,046,768       9,600,023       7,681,486

Selling, general and administrative expenses                                    7,865,290       6,776,146       6,974,007
                                                                             ------------    ------------    ------------

                                                                                1,181,478       2,823,877         707,479
                                                                             ------------    ------------    ------------
Other income (expense):
     Interest expense - net                                                      (726,265)       (403,201)       (599,507)
     Other income                                                                  23,363          38,122         211,720
                                                                             ------------    ------------    ------------
         Income from continuing operations
                  before income taxes                                             478,576       2,458,798         319,692

Income tax expense                                                                121,834         983,519         131,073
                                                                             ------------    ------------    ------------
      Income from continuing operations                                           356,742       1,475,279         188,619
Discontinued operations:
      Loss from operations, net of income tax benefit                                --          (892,076)     (1,228,745)
      Loss on disposition, net of income tax benefit                                 --        (3,894,400)             --
                                                                             ------------    ------------    ------------
                                                                                     --        (4,786,476)     (1,228,745)
                                                                             ------------    ------------    ------------
Net income (loss)                                                            $    356,742    $ (3,311,197)   $ (1,040,126)
                                                                             ------------    ------------    ------------
                                                                             ------------    ------------    ------------
Net income (loss) per share
         From continuing operations - basic and diluted                      $       0.09    $       0.35    $       0.05
         From discontinued operations - basic and diluted                            --            (1.15)           (0.30)
                                                                             ------------    ------------    ------------
         Net income (loss) per share - basic and diluted                     $       0.09    $      (0.80)   $      (0.25)
                                                                             ------------    ------------    ------------
                                                                             ------------    ------------    ------------
Weighted average shares outstanding                                             4,173,139       4,161,463       4,142,318
                                                                             ------------    ------------    ------------
                                                                             ------------    ------------    ------------

See accompanying notes to consolidated financial statements.

                         FOILMARK, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1998, 1997 and 1996


                                                                                 1998              1997             1996
                                                                                 ----              ----             ----
Cash flows from operating activities:
    Net income from continuing operations                                     $  356,742        $ 1,475,279    $   188,619
                                                                              ----------        -----------    -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                          1,373,948          1,285,841      1,063,852
         Amortization                                                            317,216            314,763        310,454
         Provision for doubtful accounts                                         119,000             85,000        150,000
         Deferred taxes                                                          311,320             89,117         58,289
         Change in assets and liabilities, net of effects of acquisitions:
               Increase in accounts receivable                                  (207,381)           (28,034)      (261,215)
               (Increase) decrease in inventories                               (249,789)         1,616,981     (2,302,714)
               Decrease (increase) in income taxes receivable                  1,276,549           (859,150)      (468,271)
               (Increase) decrease in bond and mortgage
                  financing costs and other assets                              (593,029)            78,317         (4,328)
               Increase in deferred acquisition costs                           (261,482)                --             --
               (Decrease) increase in customer deposits                          (39,494)          (243,140)       450,451
               Increase (decrease) in accounts payable
                  and accrued expenses                                           562,915         (1,639,592)     1,081,651
                                                                              ----------        -----------    -----------

         Net cash provided by operating activities                             2,966,515          2,175,382        266,788
                                                                              ----------        -----------    -----------
Net cash used in discontinued operations                                        (339,728)          (531,905)      (437,736)
                                                                              ----------          -----------    -----------
Cash flows from investing activities:
         Capital expenditures                                                 (1,272,052)        (1,305,609)    (2,103,900)
         Proceeds from sale of facilities                                           --            2,536,557           --
         Increase in cash-restricted                                                --                 --        1,037,590
                                                                              ----------        -----------    -----------
         Net cash used in investing activities                                (1,272,052)        (1,230,948)    (1,066,310)
                                                                              ----------        -----------    -----------
Cash flows from financing activities:

         Payments of notes payable to stockholders                              (112,921)          (131,814)      (204,760)
         Proceeds of other long-term debt                                           --            1,512,445      3,667,750
         Payments of other long-term debt                                     (1,597,168)        (3,699,051)    (2,536,646)
         Proceeds from shares issued under benefit plans                          30,411             35,773         37,658

         Issuance of common stock to employees
            under stock grants                                                      --                4,136          8,923
                                                                              -----------       -----------     -----------


         Net cash (used for) provided by financing activities                 (1,679,678)        (2,278,511)       972,925
                                                                              -----------       -----------    -----------

Net (decrease) increase in cash                                                 (324,943)           595,914       (264,333)

Cash - beginning of year                                                         795,837            199,923        464,256
                                                                              -----------       -----------    -----------
Cash - end of year                                                            $  470,894         $  795,837     $  199,923
                                                                              -----------       -----------    -----------
                                                                              -----------       -----------    -----------
Supplemental disclosure of cash flow information

Cash paid during the year for:

         Interest                                                            $   731,370        $   944,188    $   893,392
                                                                              -----------       -----------    -----------

         Income taxes                                                        $    59,000        $   408,000    $   129,100
                                                                              -----------       -----------    -----------

See accompanying notes to consolidated financial statements

                         FOILMARK, INC. AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1998, 1997 and 1996

                                                    Additional
                                         Common       paid-in       Retained
                                          Stock       Capital       Earnings           Total
                                    ------------   ------------   ------------    ------------
Balance at December 31, 1995        $     41,358   $ 13,317,982   $  5,883,986    $ 19,243,326

Shares issued under stock grants            --            8,923           --             8,923
Shares issued under benefit plans            159         37,499           --            37,658
Net loss                                    --             --       (1,040,126)     (1,040,126)
                                    ------------   ------------   ------------    ------------
Balance at December 31, 1996              41,517     13,364,404      4,843,860      18,249,781

Shares issued under stock grants            --            4,136           --             4,136
Shares issued under benefit plans            156         35,617           --            35,773
Net loss                                    --             --       (3,311,197)     (3,311,197)
                                    ------------   ------------   ------------    ------------
Balance at December 31, 1997              41,673     13,404,157      1,532,663      14,978,493

Shares issued under benefit plan             123         30,288           --            30,411
Net income                                  --             --          356,742         356,742
                                    ------------   ------------   ------------    ------------
Balance at December 31, 1998        $     41,796   $ 13,434,445   $  1,889,405    $ 15,365,646
                                    ------------   ------------   ------------    ------------
                                    ------------   ------------   ------------    ------------






          See accompanying notes to consolidated financial statements.

                          Foilmark, Inc. & Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                           December 31, 1998 and 1997

(1) THE COMPANY
Foilmark, Inc. (the "Company" or "Foilmark") develops, manufactures and distributes hot stamping foils and holographic films, used by the graphic arts, plastics and packaging industries, to decorate or enhance products and their packaging. It also produces image transfer equipment, pad printing machinery, screen printing systems and printing supplies. Foilmark's products are used on such items as cosmetic packaging, book covers, wine labels, greeting cards and many other consumer goods.

On November 17, 1998, the Company entered into an Agreement and Plan of Merger with HoloPak Technologies, Inc. ("HoloPak"), pursuant to which HoloPak will be merged into a Foilmark subsidiary. Each outstanding share of HoloPak common stock will be converted into 1.11 shares of Foilmark common stock and the right to receive $1.42 in cash. As of December 31, 1998, there were approximately 3,347,000 shares of Holopak common stock outstanding. Consummation of the merger is expected to occur during the first half of 1999, and is subject to various conditions, including, but not limited to, approval by the stockholders of the Company and HoloPak. The merger will be accounted for under the purchase method of accounting.

Holopak manufactures and distributes hot-stamp foils and manufactures laminated foil and direct metallized paper. HoloPak also produces holographic foil.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(A) PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company balances and transactions are eliminated in consolidation.

(B) INVENTORIES
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(C) PROPERTY,  PLANT AND EQUIPMENT
Property, plant and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is computed as follows:


                                                                                Estimated
                                            Methods                             Useful Life
                                            -------                             -----------
Building and improvements                   Straight-line                       15-40 years
Machinery, furniture and fixtures           Straight-line                        3-10 years
Automobiles                                 Straight-line                           3 years




(D) NOTES RECEIVABLE
Notes receivable are recorded at cost, less any required allowance for impaired notes receivable. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Company will be unable to collect all amounts due, according to the contractual terms of the note agreement.

(E) BOND AND MORTGAGE FINANCING COSTS
Bond and mortgage financing costs are amortized over the life of the related obligations.

(F) REVENUE RECOGNITION
Revenue is recognized when products are shipped to the customer. A provision is made for estimated product returns, claims and allowances.

(G) INCOME TAXES
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(H) RESEARCH AND DEVELOPMENT
The Company incurs costs in the research and development of new products and applications. Such costs are expensed as incurred and amounted to $488,000, $540,000, and $374,000, and for the years ended December 31, 1998, 1997, and 1996 respectively, and were included as a component of cost of sales.

(I) USE OF ESTIMATES
Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(J) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF
The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(K) STOCK OPTION PLAN
The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

(L) EARNINGS PER SHARE
Basic earnings per share is computed by dividing net earnings by the weighted average number of shares outstanding for the year. Diluted earnings per share is similar except that the weighted average number of shares outstanding is increased by shares issuable upon exercise of stock options and warrants for which market price exceeds exercise price, less shares which could have been purchased by the Company with the related proceeds. Basic and diluted earnings per share were the same for all periods presented as common stock equivalents were not dillutive.

(M) RECLASSIFICATIONS
Certain amounts have been reclassified to conform to current year presentation.

(3) DISCONTINUED OPERATIONS
In October 1997, the Company's Board of Directors adopted a plan to discontinue the manufacture of hot stamping equipment. Accordingly, the operating results of the hot stamping division, including provisions for disposal of the hot stamping line of $3,894,400, net of tax benefit, were segregated from continuing operations and reported as a separate line item on the statement of operations. The total loss from discontinued operations, net of tax benefit, including the provision for disposition, was $4,786,476, or $1.15 per share, for the year ended December 31, 1997. The Company has restated its prior years' financial statements to present the operating results of the hot stamping line as a discontinued operation. The assets and liabilities of such operations, at December 31, 1998 and 1997, have been reflected as current or non-current assets and liabilities of discontinued operations, based substantially on the original classification of such assets and liabilities.

The Company recorded notes receivable related to the sale of certain assets of the hot stamping division. The notes receivable are recorded at the present value of future cash flows, and are included in long term assets in the accompanying financial statements.

Operating results from discontinued operations are as follows:


                                                           1997             1996
                                                           ----             ----
Net sales                                              $ 6,395,424      $7,498,371
Costs and expenses:
Cost of sales                                             5,611,009       6,604,210
Selling, general and administrative expenses              1,746,681       2,111,746
                                                       --------------   ------------
                                                          7,357,690       8,715,956
Operating loss                                             (962,266)     (1,217,585)
Interest and other expenses                                (524,527)       (620,204)
                                                       --------------   ------------
Loss before income tax benefit                           (1,486,793)     (1,837,789)
Income tax benefit                                          594,717         609,044
                                                        ------------    ------------
Loss from operations                                       (892,076)     (1,228,745)

Loss on disposition, net of income tax benefit           (3,894,400)          --
                                                        ------------    ------------
Net loss from discontinued operations                   $(4,786,476)    $(1,228,745)
                                                        ------------    ------------
                                                        ------------    ------------



The following summarizes assets and liabilities of the discontinued operations, which have been segregated in the accompanying consolidated balance sheets at December 31, 1997:


Current assets - discontinued operations:
 Accounts receivable, net                             $ 459,119
    Inventories                                         355,000
    Other assets                                        163,019
                                                      ---------
                                                      $ 977,138
Current liabilities - discontinued operations:
    Accounts payable                                  $ 441,662
    Accrued restructuring                               828,788
                                                      ---------
                                                     $1,270,450
                                                     ----------
                                                     ----------




(4) INVENTORIES
Inventory balances at December 31, 1998 and 1997 consist of the following:


                              1998         1997
                              ----         ----
Raw materials ..........   $1,893,978   $1,658,159
Work-in-progress .......    2,000,185    2,108,422
Finished goods .........    4,240,327    4,118,120
                           ----------   ----------
                           $8,134,490   $7,884,701



Polyester, the primary raw material in foil manufacturing, is subject to fluctuations in price depending on industry supply and demand.

(5) PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment at December 31, 1998 and 1997 consists of the following:


                                       1998          1997
                                       ----          ----
Land ............................   $    78,673   $    78,673
Building and improvements .......     3,871,695     3,753,821
Machinery, furniture and fixtures    14,161,771    12,970,912
Automobiles .....................       120,325       116,730
                                    -----------   -----------
                                     18,232,464    16,920,136
Less accumulated depreciation ...     9,143,575     7,769,627
                                    -----------   -----------
                                    $ 9,088,889   $ 9,150,509
                                    -----------   -----------
                                    -----------   -----------




(6) INTANGIBLE ASSETS
Intangible assets at December 31, 1998 and 1997 include the following:



                                                                             Amortization
                                                       1998         1997        Period
                                                       ----         ----        ------
Excess of cost over fair value of assets acquired   $4,914,940   $4,914,940      20 Years
Patents .........................................      251,846      251,846   10-17 Years
                                                     5,166,786    5,166,786
                                                    ----------   ----------
Less: accumulated amortization ..................      904,455      646,205
                                                    ----------   ----------
                                                    $4,262,331   $4,520,581
                                                    ----------   ----------
                                                    ----------   ----------



The Company assesses the recoverability of the excess of cost over fair value of assets acquired quarterly based upon the projected un-discounted future cash flows of the acquired entity with any diminution in value recorded when identified.

Amortization expense of $258,250, $258,250, and $254,454 relating to intangible assets was charged to operations in 1998, 1997 and 1996, respectively.

(7) NOTES PAYABLE - STOCKHOLDERS
Notes payable to stockholders' at December 31, 1998 and 1997 consist of the following:


                                                                                1998               1997
                                                                                ----               ----
Notes due to stockholders, payable in semi-annual payments of $19,911, which include interest at 6% per annum. Payments began May 1, 1993 and continue through November 1, 2005, subordinated
through the due date..................................................          $435,332         $486,548

Notes payable to stockholders with interest at 6% and balance due in equal quarterly installments through 2003, subordinated to bank notes
and/or industrial revenue bonds.......................................          $130,403         $157,317


Promissory notes to a stockholder,
subordinated except for monthly installments
through the due date to industrial development
revenue bonds, bearing a stated interest rate of 6% due in
quarterly installments of $10,357 including interest
through 2001..........................................................          $ 88,697         $123,488
                                                                                --------         --------

Total notes payable stockholders......................................          $654,432         $767,353
Less current installments.............................................          $119,827         $112,922
                                                                                --------         --------
Notes payable-stockholders, excluding
current installments..................................................          $534,605         $654,431
                                                                                --------         --------
                                                                                --------         --------


Interest amounting to $43,903, $52,048, and $57,935 in 1998, 1997 and 1996,
respectively, was paid to the Company's stockholders or other related parties.

(8) OTHER LONG-TERM DEBT
Other long-term debt at December 31, 1998 and 1997 consists of the following:

                                                                           1998               1997
                                                                           ----               ----
Borrowings under revolving credit loan financing
agreement, see (a)..............................................        $5,500,000         $6,595,944

Borrowings under The Massachusetts Industrial
Financing Agreement, see (b)....................................         3,300,000          3,700,000

Mortgage loans payable, interest at 7.75%, see (c) .............           151,315            162,066

Capital lease obligation payable in quarterly
installments of $21,379, including interest at 6%,
through March 1999..............................................            14,041             95,626

Note payable, interest at 9.95%, due in monthly
installments of $594, plus interest, through
August, 2001....................................................            16,637             21,826

Capital lease obligation payable in monthly
installments of $464, including interest at 9.40%,
through October, 2001...........................................            17,865             21,564
                                                                        ----------         ----------
Total other long-term debt......................................        $8,999,858        $10,597,026
Less current installments.......................................           428,792            501,220
                                                                        ----------         ----------
Other long-term debt, excluding current installments ...........        $8,571,066        $10,095,806
                                                                        ----------         ----------
                                                                        ----------         ----------

(A) In 1995, the Company entered into an unsecured, revolving credit agreement which permitted the Company to borrow up to $6,000,000 at an interest rate that equals the reserve adjusted LIBOR rate (5.28% and 5.91% at December 31, 1998 and 1997) plus 2%. In 1997, the unsecured, revolving credit agreement was amended to permit the Company to borrow up to $10,000,000. The Company must pay a quarterly commitment fee of 1/4 of 1% per annum on the average daily amount of the available revolving credit commitment. As of December 31, 1998, the Company had an outstanding total of $5,500,000, under the revolving credit agreement. Principal payments are not required until maturity on June 30, 2000.

(B) In 1995, the Company entered into a financing agreement with the Company's primary bank and the State of Massachusetts (MIFA Industrial Development Revenue Bonds) that permitted the Company to borrow up to $4,400,000 at the bank's fluctuating seven day interest rate (5.28% and 5.91% at December 31, 1998 and 1997). The Company must pay a monthly commitment fee of 1/12th of one percent (1%) per annum on the average daily stated amount of the letter of credit. The bonds are subject to mandatory redemption through sinking fund installment payments prior to maturity on each June 1 as follows: $400,000 for years 1999-2005, and $100,000 for years 2006 - 2010. At December 31, 1998 and 1997, the sinking fund balance of $233,333 and $166,667 was included in cash and was not available for operations.

(C) In 1996, the Company borrowed $180,250 under two mortgage loan agreements. The mortgages are payable monthly with interest at 7.75%. At December 31, 1998, a building with a net book value of $190,133 was pledged as collateral for this loan.

The terms of the various long term debt agreements require, among other things that the Company maintain certain amounts of tangible net worth, ratios of current assets to current liabilities, total liabilities to tangible net worth plus subordinated liabilities, and debt service coverage and restrict the amount of capital expenditures, and the payment of dividends. At December 31, 1998, the Company was not in compliance with one of these covenants. The Company has received a waiver from the bank for this covenant through March 31, 1999. Based on the Company's projections, it believes that it will be in compliance with this covenant as modified by the waiver.

Maturities of all long term debt are as follows:


                                        Total     Stockholders     Other
                                        -----     ------------     -----
      Year ending December 31:
      1999                            $  548,619   $  119,827   $  428,792
      2000                             6,184,295      127,155    6,057,140
      2001                               515,393      105,915      409,478
      2002                               503,481       99,034      404,447
      2003                               474,015       74,015      400,000
      Thereafter                       1,428,487      128,486    1,300,001
                                      ----------   ----------   ----------
                                      $9,654,290   $  654,432   $8,999,858
                                      ----------   ----------   ----------
                                      ----------   ----------   ----------



(9) EMPLOYEE RETIREMENT PLANS
The Company maintains a profit sharing plan for the benefit of eligible employees of certain subsidiaries. Contributions are made at the sole discretion of the Board of Directors, but may not exceed the amounts deductible for income tax purposes. Contributions are first allocated based upon an integration with the social security taxable wage base and the remainder based upon total eligible compensation. Retirement plan expense amounted to $0, $138,000, and $0 in the years 1998, 1997 and 1996, respectively.

The Company also maintains a profit sharing plan, which conforms with Section 401 (k) of the Internal Revenue Code. Contributions are made exclusively by the participants. The Company does not contribute to the Plan.

The Company does not provide post-retirement or other post-employment benefits.

(10) INCOME TAXES
The provision for income tax expense from continuing operations for the years ended December 31, 1998, 1997, and 1996 is as follows:


                1998         1997        1996
                ----         ----        ----
Federal:
  Current    $(101,563)   $ 727,587   $  18,551
  Deferred     353,711       75,737      89,557
             ---------    ---------   ---------
               252,148      803,324     108,108
             ---------    ---------   ---------
State:
  Current      (87,923)     166,815      54,233
  Deferred     (42,391)      13,380     (31,268)
             ---------    ---------   ---------
              (130,314)     180,195      22,965
             ---------    ---------   ---------
             $ 121,834    $ 983,519   $ 131,073
             ---------    ---------   ---------
             ---------    ---------   ---------



Income tax benefit from discontinued operations totaled $2,881,905 and $609,044, respectively, for the years ended December 31, 1997 and 1996.

Income tax expense from continuing operations for the years ended December 31, 1998, 1997, and 1996 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations as a result of the following:


                                                   1998        1997         1996
                                                   ----        ----         ----
Computed  "expected" tax expense ............   $ 161,525    $ 835,991   $ 108,695

Increase in income taxes resulting from:
Nondeductible expenses ......................      26,047       21,130      26,096

State and local income taxes, net of
federal income tax benefit (where applicable)    (118,082)     118,929      15,157

Other, net ..................................      52,344        7,469     (18,875)
                                                ---------    ---------   ---------
                                                $ 121,834    $ 983,519   $ 131,073
                                                ---------    ---------   ---------
                                                ---------    ---------   ---------


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998, and 1997 are presented below:



                                                          1998           1997
                                                          ----           ----
Deferred tax assets:
Net operating losses, federal and state ...........   $   550,891    $   474,137
Accounts receivable principally due to allowance
for doubtful accounts .............................       295,583        137,424

Inventories, cost capitalization ..................       134,832        133,726
Intangible assets .................................         5,057         25,850
Compensated absences, principally due to accrual
for financial reporting purposes ..................        65,995         68,237
Discontinued operations ...........................          --          679,508
Other accrued expenses ............................       194,605         42,251
                                                      -----------    -----------
Net deferred tax assets ...........................     1,246,963      1,561,133
                                                      -----------    -----------
Deferred tax liabilities:
Plant and equipment, principally due to differences
in depreciation and capitalized interest ..........    (1,221,921)    (1,224,771)
                                                      -----------    -----------
Net deferred tax asset ............................   $    25,042    $   336,362
                                                      -----------    -----------
                                                      -----------    -----------




As of December 31, 1998 and 1997 no valuation allowance has been established relative to the deferred tax assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, carryback availability, and projected future taxable income in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods, which the deferred tax assets are deductible, management believes that it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Deferred taxes are classified in the accompanying consolidated balance sheets as follows:



                                         1998           1997
                                         ----           ----
Current deferred tax asset .......   $   718,602    $ 1,221,135
Non-current deferred tax liability      (693,560)      (884,773)
                                     -----------    -----------

Net deferred tax asset ...........   $    25,042    $   336,362
                                     -----------    -----------
                                     -----------    -----------




(11) STOCKHOLDERS' EQUITY
(A) STOCK GRANTS
Since 1986 the Company has granted 61,992 shares of its common stock to certain key employees. The grants are recorded at net book value, which was considered the fair market value on the date of the grant, as determined by Company management. Granted shares vest 20% per year beginning on the December 31 immediately after the grant. As of December 31, 1998, no shares remain un-vested. No shares were granted in 1998 and 1997. Compensation expense of $0, $4,136, and $8,923, relating to these grants, was recorded for the years ended December 31, 1998, 1997 and 1996, respectively.

(B) STOCK OPTION PLAN
The Company had three stock option plans in effect at December 31, 1998: The 1993 Employees Stock Option Plan (1993 Plan), the 1995 Employees Stock Option Plan (1995 Plan) and the Non-Employee Directors Stock Option Plan (Directors'
Plan).

The 1993 and 1995 Employees Stock Option Plans provide for the issuance to key employees and officers a maximum of 200,000 and 400,000 shares of common stock, respectively, in the form of stock options. Stock options issued under these Plans may be granted as "Incentive Stock Options" (as defined by the Internal Revenue Code of 1986) or non-qualified stock options. Options may be exercised only within ten years from the date of grant.

The Non-Employee Directors Stock Option Plan provides for the issuance, to non-employee directors, a maximum of 75,000 shares of common stock in the form of stock options. Stock options issued under the plan are non-qualified stock options. Options may only be exercised within 10 years of the date of the grant, and shall vest six months after the date of grant.



At December 31, 1998, there were 60,050 additional shares available for grant under the 1993 Plan, 160,242 additional shares available under the 1995 Plan, and 60,000 shares available under the Non-Employee Directors Stock Option Plan. The per share weighted-average fair value of stock options granted during 1998, 1997 and 1996 was $2.07, $3.63 and $2.48 respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: In 1998, expected dividend yield 0%, risk-free interest rate ranging from 4.61% to 5.00%, and an expected life of 5 years. In 1997, expected dividend yield 0%, risk-free interest rate ranging from 5.53% to 5.69%, and an expected life of 5 years. In 1996, expected dividend yield 0%, risk-free interest rate ranging from 5.95% to 6.03%, and an expected life of 5 years. The expected volatility rate was 84.4% for all plans in 1988, 88.7% 1997, and 39% in 1996.

The Company applies APB Opinion No. 25 in accounting for the plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:


                                                                          1998           1997           1996
                                                                          ----           ----           ----
Net income (loss)  from continuing operations           As reported    $ 356,742      $1,475,279      $188,619
                                                        Pro forma        100,874       1,407,13        (59,223)
Net income (loss) per share - basic and diluted         As reported         0.09           0.35           0.05
                                                        Pro forma           0.02           0.34          (0.01)



For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

The following table summarizes the activity in the Plan:


                                       Weighted-Average
                              Number    Option price
                            of Shares     per Share
Outstanding,
December 31, 1995            160,150      $   5.50
   Granted ..............     47,950          4.50
                             -------      --------
Balance,
December 31, 1996            208,100      $   5.27
   Granted ..............     15,000          3.79
   Forfeited ............    (15,200)         5.39
                             -------      --------
Balance,
December 31, 1997 .......    207,900      $   5.61
   Granted ..............    199,058          3.20
   Forfeited ............    (12,250)         4.83
                             -------      --------
Balance,
December 31, 1998 .......    394,708      $   4.10
                             -------      --------
                             -------      --------



At December 31, 1998, 1997 and 1996, the number of options exercisable was 394,708, 202,900 and 160,150 with a weighted-average exercise price of $4.10, $5.21 and $5.50.

(C) EMPLOYEE STOCK PURCHASE PLAN
The Employee Stock Purchase Plan (the "ESPP") covers substantially all employees. The ESPP allows eligible employees the right to purchase common stock every eight weeks at 85% of the average market price during the eight week period. As of December 31, 1998 there were 400,000 shares of common stock reserved for the ESPP. The number of shares issued under the plan in 1998 and 1997 were 12,246, and 15,636 shares for $29,711 and $35,773 respectively.

(12)  FOREIGN SALES
The Company's foreign sales are made principally to customers in Europe, South Africa, the Middle East, Mexico, and South and Central America. All foreign sales are payable in U.S. dollars. No single country accounted for more than 5% of the Company's sales. Such sales amounted to $3,986,839, $6,686,274 and $4,092,468 for the years ended December 31, 1998, 1997, and 1996 respectively.

(13)  OPERATING SEGMENTS
The Company organizes its business units into three reportable segments: hot stamp foil, holography and pad printing machinery and supplies. The hot stamp foil segment develops manufactures and distributes value added hot stamping foils, used by the graphic arts, plastic and packaging industries, to decorate or enhance products and their packaging. The holography segment manufactures holographic media used in the packaging and product enhancement industries. The pad print and supplies segment manufactures image transfer equipment, pad printing machinery, screen print systems and printing supplies. The segment's accounting policies are the same as those described in the summary of significant accounting policies except that income tax expense is not allocated to the individual operating segments when determining segment profit or loss. The Company's segments are managed separately, as they require different technologies, offer different products and serve different customers.


The following table sets forth the twelve months ended December 31, 1998, 1997 and 1996 segment financial information:


                                   HOT STAMP            HOLOGRAPHY           PAD-PRINT             CORPORATE AND           TOTAL
                                     FOIL                                   AND SUPPLIES           UNALLOCATED
Sales to external customers
                   1998         $ 22,326,349         $  1,825,599          $  6,734,187          $       --            $ 30,886,135
                   1997           24,707,905            2,643,741             6,027,836                  --              33,379,482
                   1996           21,769,881            1,434,964             6,487,395                  --              29,692,240
Interest expense
                   1998              577,767               35,160               182,665               (69,327)              726,265
                   1997              227,000                7,147               169,054                  --                 403,201
                   1996              287,800               19,101               292,606                  --                 599,507
Depreciation and amortization
                   1998            1,233,739              152,412               305,013                  --               1,691,164
                   1997            1,118,001              182,488               300,115                  --               1,600,604
                   1996            1,001,343               76,207               296,756                  --               1,374,306
Segment profit (loss)
                   1998            1,799,106             (368,788)             (132,889)             (818,853)              478,576
                   1997            2,548,772              228,183               212,858              (531,015)            2,458,798
                   1996              458,478              126,251               263,827              (528,864)              319,692
Segment assets
                   1998           17,794,165            2,039,784             7,868,264             2,118,659            29,820,872
                   1997           18,764,401            1,197,670             7,502,841             4,617,138            32,082,050
                   1996           20,479,835              926,161             7,569,387            11,356,734            40,332,117
Capital expenditures for segment assets
                   1998              525,924              689,321                56,807                  --               1,272,052
                   1997            1,020,313              196,548                88,748                  --               1,305,609
                   1996            1,771,669               53,318               278,913                  --               2,103,900



The corporate and unallocated assets include assets of discontinued operations, notes receivable, income tax receivable, deferred income tax assets and other corporate assets. Assets of discontinued operations were $977,138 in 1997 and $9,827,026 in 1996.

(14) COMMITMENTS
Rental Commitments
The Company's minimum annual rentals under various non-cancelable operating leases for warehouse space, equipment and autos expiring through 2002 are as follows:

Year ending December 31:
------------------------
------------------------

1999.....................................................................555,464
2000.....................................................................425,809
2001.....................................................................333,154
2002.....................................................................83,574

Rental expense under operating leases was $598,000, $516,000, and $438,000 in 1998, 1997 and 1996, respectively.

(15) BUSINESS AND CREDIT CONCENTRATIONS
The Company's customers are located primarily throughout the United States. There were no accounts receivable from a customer greater than 5% of the Company's total stockholders' equity at December 31, 1998. In addition, no customer had sales greater than 10% of consolidated sales for the years ended December 31, 1998, 1997 and 1996.

(16) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
The following table sets forth quarterly financial information for 1998, 1997 and 1996 (in thousands, except for per share data):

                                                                                      Net income
                                                                                      (loss) per       Net loss        Total net
                                          Income (loss)   Loss from dis-    Net         share:         per share:        income
                    Net        Gross    from continuing   continued        income      continuing     discontinued     (loss) per
                   sales       profit     operations      operations       (loss)      operations     operations         share
                   =====       ======     ===========     ===========      =======     ==========     =============      ======

1998:
First quarter     $  8,291     $ 2,412      $   197       $         -    $     197       $   0.05            $     -     $   0.05
Second quarter       7,542       2,348           76                 -           76           0.02                  -         0.02
Third quarter        7,881       2,370          256                 -          256           0.06                  -         0.06
Fourth quarter       7,172       1,917        (172)                 -        (172)         (0.04)                  -        (0.04)
                  --------     -------      -------        ----------      -------       --------            -------      -------
                   $30,886     $ 9,047      $   357       $         -    $     357       $   0.09            $     -     $   0.09
                  --------     -------      -------        ----------      -------       --------            -------      -------

1997:
First quarter     $  9,801     $ 2,472      $   473          $  (238)    $     235       $   0.11            $(0.05)     $   0.06
Second quarter       7,756       2,473          361              (33)          328           0.09             (0.01)         0.08
Third quarter        8,417       2,495          396           (4,365)      (3,969)           0.10             (1.05)        (0.95)
Fourth quarter       7,405       2,160          245             (150)           95           0.06             (0.04)         0.02
                  --------     -------      -------        ----------      -------       --------           -------       -------
                   $33,379     $ 9,600       $1,475          $(4,786)     $(3,311)       $   0.09            $(1.15)     $ (0.80)
                  --------     -------      -------        ----------      -------       --------           -------       -------

1996:
First quarter     $  7,036     $ 1,749     $   (71)          $  (112)    $   (183)        $(0.02)            $(0.02)     $  (0.04)
Second quarter       8,352       2,392          255             (112)          143           0.06             (0.03)         0.03
Third quarter        7,619        2350          294             (224)           70           0.07             (0.05)         0.02
Fourth quarter       6,685       1,190        (289)             (781)      (1,070)         (0.07)             (0.19)        (0.26)
                  --------     -------      -------        ----------      -------       --------           -------       -------
                   $29,692     $ 7,681      $   189          $(1,229)     $(1,040)        $  0.05            $(0.30)     $  (0.25)
                  --------     -------      -------        ----------      -------       --------           -------       -------

Basic and diluted net income (loss) per share were the same for all periods presented.

(17)  FAIR VALUE OF FINANCIAL INSTRUMENTS
The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Accounts receivables-trade, other current assets, notes payable to banks, accounts payables and accrued expenses, customer deposits and deferred income taxes: The carrying amounts of these financial instruments approximate fair value because of the short maturity of those instruments.

Notes payable-stockholders and other long-term debt: The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bank. Such fair values approximated carrying values at December 31, 1998 and 1997.

(18) COMMITMENTS AND CONTINGENCIES
The Company is a defendant in an action alleging failure to pay certain sales commissions. The plaintiff is seeking damages in the amount of $1,582,000. Examination in the case is in the preliminary stages. However, the Company and its counsel believe that its defenses to this action are strong, although no prediction as to the ultimate outcome of the proceeding can be made at this time.

The Company is also involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

The results of operations during fiscal year end 1996 included $305,000 to cover the settlement costs of a group of consolidated lawsuits.

SCHEDULE II
                         FOILMARK, INC. AND SUBSIDIARIES

                  Schedule of Valuation and Qualifying Accounts

                  Years Ended December 31, 1998, 1997 and 1996





Col. A                             Col. B           Col. C         Col. D             Col. E           Col. F
------                             ------           ------         ------             ------           ------
                                   Balance at       Charged to                                         Balance at
                                   Beginning        Cost and                                           End of
Classification                     of Period        Expense        Deductions(1)      Other            Period
--------------                     ---------        -------        ----------         -----            ------
For the year ended December
31, 1996:  Allowance for
doubtful accounts (deducted
from accounts receivable)         149,000          150,000             --              40,000          339,000

For the year ended December
31, 1997:  Allowance for
doubtful accounts (deducted
from accounts receivable)         339,000           85,000          (76,000)             --            348,000

For the year ended December
31, 1998:  Allowance for
doubtful accounts (deducted
from accounts receivable)         348,000          119,000         (321,000)             --            146,000


(1) Deductions relate to uncollectible accounts charged off to valuation accounts, net of recoveries.

19